Exhibit 99

ATLANTA - Driven by continued strength in its core wireline and wireless businesses in the Southern U.S., and by 83 percent growth in its international wireless customer base, BellSouth Corporation (NYSE: BLS) reported first quarter diluted earnings per share (EPS) of 80 cents before a one-time gain. This is an increase of 14.3 percent compared to 70 cents in the first quarter of 1997.

The one-time gain related to an after-tax profit of $96 million resulting from additional proceeds on the July 1997 sale of BellSouth's investment in ITT World Directories. Including the gain, first quarter EPS of 89 cents increased 27.1 percent.

Revenues increased 12.0 percent, aided by the first-time inclusion of certain operations in BellSouth's consolidated revenues. If the same operations had been consolidated in 1997, revenue growth in the first quarter of 1998 would have been 9.5 percent.

"Our strong first quarter proves that high quality services for customers produce high quality earnings," said Duane Ackerman, chairman and chief executive officer. "As data, wireless and international contribute more to our earnings growth, customer service will continue to be the common denominator that drives our financial performance."

BellSouth's sales of data and digital services surged in the first quarter of 1998. The company markets a complete array of high capacity services to business customers and carriers. Revenues from these services increased 44 percent to $401 million, compared with $279 million in the first quarter of 1997.

BellSouth's access lines increased 348,000 in the three months ended March 31, 1998, including a record quarterly gain of 286,000 residential lines. Some 117,000 new residential lines were additional lines to the home, boosting additional lines past the 2 million milestone. Customers are using additional lines for Internet services such as BellSouth.net(SM), for children's phones and fax machines, and for telecommuting and other work-at-home tools. In total, access lines grew at the annual rate of 4.6 percent.

Sales of BellSouth's calling features continued to grow rapidly. Revenues from services such as Caller ID Deluxe, Call Return and Flexible Call Forwarding were $353 million in the first quarter of 1998, up 18 percent from the same three months of 1997. BellSouth's Complete Choicer packages, which combine basic telephone service with any or all of more than 20 calling features, are now used by more than 2.5 million residential customers, more than doubling in the past year.

BellSouth's wireless businesses, which worldwide cover a total of 295 million potential customers, added nearly 1.5 million customers since March 1997. In international markets, the company added 953,000 customers, growing 83 percent. In its domestic cellular and PCS markets, BellSouth added 522,000 customers, for 13.7 percent annual growth. In the second quarter, BellSouth and its partners will launch wireless service in Sao Paulo, Brazil, the third largest city in the world. More than 500,000 customers are anticipated by late summer.

Total operating expenses increased 13.7 percent, including the operations that were consolidated for the first time. If the same operations had been consolidated in 1997, expense growth in the first quarter of 1998 would have been 10.2 percent.

Net income in the first quarter of 1998 was $892 million, including the $96 million from the gain on ITT World Directories. Net income in the first quarter a year ago was $693 million.

BellSouth is a $21 billion communications services company. It provides telecommunications, wireless communications, directory advertising and publishing, video, Internet and information services to nearly 30 million customers in 20 countries worldwide.

NOTE: For more information about BellSouth Corporation, visit the BellSouth Web page at http://www.bellsouth.com/


 PRELIMINARY
 April 20, 1998
                        BELLSOUTH CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME
               (In Millions, Except Per Share Amounts)

                                 For the Three
                                 Months Ended
                                   March 31,
                                1998      1997
                            (Unaudited) (Unaudited)
    Operating Revenues:
     Network and related
      services
      Local service           $ 2,262   $ 2,104
      Interstate access           945       917
      Intrastate access           206       218
      Toll                        175       174
     Wireless communications    1,116       765
     Directory advertising
      and publishing              362       361
     Other services               360       306
    Total Operating Revenues    5,426     4,845

    Operating Expenses:
     Cost of services and
      products                  1,667     1,422
     Depreciation and
      amortization              1,043       960
     Selling, general and
      administrative            1,262     1,110
    Total Operating Expenses    3,972     3,492

    Operating Income            1,454     1,353

    Interest Expense              190       183
    Gain on Sale of
     Operations                   155        --
    Other Income(Expense),net      28        (7)

    Income Before Income
     Taxes                      1,447     1,163
    Provision for Income
     Taxes                        555       470

    Net Income                $   892   $   693

    Weighted Average Common
     Shares Outstanding:
      Basic                       991       992
      Diluted                     997       994
    Dividends Declared Per
     Common Share             $   .36   $   .36

    Earnings Per Share:
     Basic                    $   .90   $   .70
     Diluted                  $   .89   $   .70


    PRELIMINARY
    April 20, 1998

                        BELLSOUTH CORPORATION
                          EARNINGS SUMMARY
                             (Unaudited)
               (In Millions, Except Per Share Amounts)

                                     For the Three
                                     Months Ended
                                       March 31,
                                     1998     1997

Net Income
 Reported Net Income               $  892   $  693

 Gain from Additional Proceeds on
  Sale of ITT World Directories(a)    (96)      --

 Adjusted Net Income               $  796   $  693

Diluted Earnings Per Share
 Reported Earnings Per Share       $  .89   $  .70

 Gain from Additional Proceeds on
  Sale of ITT World Directories(a)   (.10)      --

 Adjusted Earnings Per Share (b)   $  .80   $  .70


(a) Represents the after-tax gain associated with additional proceeds received on the July 1997 sale of ITT World Directories. The pre-tax gain related to the proceeds was $155.

(b)  Does not sum in 1998 due to rounding.


   PRELIMINARY
   April 20, 1998
                        BELLSOUTH CORPORATION
                     CONSOLIDATED BALANCE SHEETS
               (In Millions, Except Per Share Amounts)

                                      March 31,    December 31,
                                        1998           1997
                                     (Unaudited)
                ASSETS
    Current Assets:
      Cash and cash equivalents      $  2,120       $  2,570
      Temporary cash investments            9             17
      Accounts receivable, net of
       allowance for uncollectibles
       of $253 and $246                 4,433          4,750
      Material and supplies               421            393
      Other current assets                533            387
        Total Current Assets            7,516          8,117
    Investments and Advances            2,896          2,675
    Property, Plant and Equipment:
     Property, plant and equipment     55,283         53,828
     Accumulated depreciation          31,933         30,967
     Property, plant and
       equipment, net                  23,350         22,861
    Deferred Charges and Other
     Assets                               754            702
    Intangible Assets, net              2,427          1,946
    Total Assets                     $ 36,943       $ 36,301

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current Liabilities:
     Debt maturing within one year   $  3,302       $  3,706
     Accounts payable                   1,619          1,825
     Other current liabilities          3,620          3,252
       Total Current Liabilities        8,541          8,783
    Long-Term Debt                      7,673          7,348
    Deferred Credits and Other
     Liabilities:
     Accumulated deferred income
      taxes                             2,016          2,023
     Unamortized investment tax
      credits                             201            213
     Other liabilities and
      deferred credits                  2,820          2,769
     Total Deferred Credits and
      Other Liabilities                 5,037          5,005
    Shareholders' Equity:
     Common stock, $1 par value         1,010          1,010
     Paid-in capital                    7,746          7,750
     Retained earnings                  7,919          7,382
     Shares held in trust and
      Treasury                           (614)          (575)
     Guarantee of ESOP debt              (369)          (402)
       Total Shareholders' Equity      15,692         15,165
    Total Liabilities and
     Shareholders' Equity            $ 36,943       $ 36,301


    PRELIMINARY
    April 20, 1998

                   BELLSOUTH FINANCIAL HIGHLIGHTS
                            SELECTED DATA
                             (UNAUDITED)


                                     Three Months   Three Months
                                         Ended          Ended
                                       March 31,      March 31,
                                         1998           1997


    Earnings per share:
     Basic                              $  .90 (a)     $   .70
     Diluted                            $  .89 (a)     $   .70

    Return on average common
     Equity (annualized)                 23.0% (b)        20.5%

    Return on average total
     Capital(annualized)                 15.6% (c)        14.3%

    Weighted average common shares
     Outstanding (millions)
      Basic                                  991            992
      Diluted                                997            994

    Dividends per share                 $    .36       $    .36

    Property additions (millions)       $  1,233       $    901



                                          At March 31,
                                        1998       1997

    Common shares outstanding
     (millions)                           991        992

    Debt ratio                          41.1%      41.2%

    Total employees                    84,126     81,803



     (a) Includes an after-tax gain of $96 million ($.10 per share) related to additional proceeds from the sale of ITT World Directories.
     (b) After adjusting net income for the gain from additional proceeds on ITT World Directories, Return on average common equity was 20.5%.
     (c) After adjusting net income for the gain from additional proceeds on ITT World Directories, Return on average total capital was 14.1%.


    PRELIMINARY
    April 20, 1998

                 BELLSOUTH TELECOMMUNICATIONS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
                            (In Millions)

                                    For the
                              Three Months Ended
                                   March 31,
                                1998       1997
                              (Unaudit  (Unaudit
                                 ed)       ed)
   Operating Revenues:
    Local service             $ 2,262   $ 2,104
    Interstate access             945       917
    Intrastate access             206       218
    Toll                          175       174
    Other                         432       392
   Total Operating Revenues     4,020     3,805

   Operating Expenses:
    Cost of services and
     products                   1,336     1,205
    Depreciation and
     amortization                 826       819
    Selling, general and
     administrative               635       630

   Total Operating Expenses     2,797     2,654

   Operating Income             1,223     1,151

   Interest Expense               133       134
   Other Income, net                2         2

   Income Before Income
    Taxes                       1,092     1,019
   Provision for Income
    Taxes                         409       386
   Net Income                 $   683   $   633

   PRELIMINARY
   April 20, 1998

          BELLSOUTH TELECOMMUNICATIONS FINANCIAL HIGHLIGHTS
                            SELECTED DATA
                             (UNAUDITED)

                                       Three Months   Three Months
                                           Ended          Ended
                                         March 31,      March 31,
                                            1998          1997

       Property additions (millions)       $  854         $  732

       Access minutes of use
        (millions):
       Interstate                          18,998         17,721

       Intrastate                           6,084          5,552

       IntraLATA toll messages                201            230
        (millions)

                                               At March 31,
                                            1998           1997

       Debt ratio                           46.6%          47.7%

       Telephone employees                 58,326         62,307

       Network access lines in
        service (thousands)                23,548         22,514






       PRELIMINARY
       April 20, 1998

       BELLSOUTH CORPORATION
       CELLULAR OPERATING INFORMATION (UNAUDITED) (7)


   ($ IN THOUSANDS, EXCEPT             First         First
        PER CUSTOMER                  Quarter       Quarter
        INFORMATION)       NOTES        1998         1997      % Change

       DOMESTIC OPERATIONS
       Cellular Revenues  (1), (4)    $  635,169   $  588,154      8.0%
        Net
       Operating Expenses   (1)          347,551      361,857     -4.0%
       Depreciation         (1)          108,054       89,354     20.9%
        Expense
       Amortization of
        Intangibles         (1)           19,776       18,505      6.9%
        (including
        goodwill)
          Total Operating   (1)          475,381      469,716      1.2%
           Expenses

          Operating Income  (1)          159,788      118,438     34.9%

       Other Expenses       (1)           67,380       56,641     19.0%
        (includes interest
        and taxes)

          Net Income        (1)       $   92,408   $   61,797     49.5%
       Operating Cash     (1), (6)    $  287,618   $  226,297     27.1%
        Flow
       Cash Operating     (1), (6)        45.28%       38.48%     17.7%
        Margin

       DOMESTIC CELLULAR DATA
       Population Served:   (11)
          Control Basis     (2)       50,149,000   52,060,000     -3.7%
          Equity Basis      (3)       40,340,000   40,778,000     -1.1%

       Customers Served:
          Control Basis   (2), (8)     5,027,000    4,645,000      8.2%
          Equity Basis    (3), (8)     4,230,000    3,764,000     12.4%

       Average Monthly      (5)       $       47   $       52     -9.6%
        Service Revenue per
        Customer

       Penetration Rate     (3)            10.5%         9.2%     14.1%

       Property, plant      (1)       $3,771,172   $3,245,859     16.2%
        and Equipment


       PRELIMINARY
       April 20, 1998

       BELLSOUTH CORPORATION
       CELLULAR OPERATING INFORMATION (UNAUDITED) (7)


   ($ IN THOUSANDS, EXCEPT             First         First
        PER CUSTOMER                  Quarter       Quarter
        INFORMATION)       NOTES        1998         1997      % Change

       DOMESTIC PCS DATA
       Population Served:   (11)
          Control Basis     (2)       25,096,000   24,032,000      4.4%
          Equity Basis      (3)       20,432,000   19,428,000      5.2%
       Customers Served:
          Control Basis     (2)          167,000       80,500    107.5%
          Equity Basis      (3)          105,000       49,200    113.4%


       SELECTED INTERNATIONAL OPERATING DATA (9),(10)
       Cellular Revenues    (1)       $  428,476   $  264,107     62.2%

       Population Served:
          Control Basis     (2)       71,100,000   68,900,000      3.2%
          Equity Basis      (3)       90,729,000   68,542,000     32.4%

       Cellular Customers Served:
          Control Basis     (2)        1,984,000      939,000    111.3%
          Equity Basis      (3)        2,098,000    1,145,000     83.2%

       Penetration Rate   (3),(10)          2.9%         2.1%     38.1%

       SELECTED LATIN AMERICA INFORMATION (10)
       Cellular Revenues    (1)       $  275,403    $  141,423    94.7%
       Net Earnings from    (1)           24,852        17,133    45.1%
        Operations
       Operating Cash     (1), (6)        84,396        52,015    62.3%
        Flow
       Cash Operating     (1), (6)         30.6%         36.8%   -16.8%
        Margin

       Population Served:
        Control Basis       (2)       67,400,000    65,300,000     3.2%
        Equity Basis        (3)       63,881,000    42,050,000    51.9%

       Customers Served:
        Control Basis       (2)        1,881,000       872,000   115.7%
        Equity Basis        (3)        1,204,000       534,000   125.5%

       Average Monthly
        Service Revenue     (5)       $       72    $       83   -13.3%
         Per Customer
       Penetration Rate   (3),(10)          2.7%          1.9%    42.1%

   PRELIMINARY
   April 20, 1998

   BellSouth Corporation
   Schedule of International Customers and POPS by Country (000's)

                                         First Quarter 1998
                             ------------------------------------------
                                   Customers               POPS
                             --------------------  --------------------
                               Equity              Equity
  Country        Company      Weighted  Control   Weighted    Control
 --------       ---------    --------- --------   --------    --------
 Argentina    CRM                  421      647      8,515     13,100
 Chile        BellSouth            148      148      7,400      7,400
              Chile
 Ecuador      BellSouth             42       69      7,462     12,200
              Ecuador
 Nicaragua    BellSouth              8       10      2,581      2,900
              Nicaragua
 Panama       BSC Panama            10        -      1,135          -
 Peru         Tele 2000             85      144      4,133      7,000
 Uruguay      Abiatar               19       41        966      2,100
 Venezuela    Telcel               471      822     13,010     22,700
 Brazil       Region 1-BCP           -        -      7,374          -
              Region 10-BSE          -        -     11,305          -
                                ------   ------     ------     ------
 Subtotal Latin America          1,204    1,881     63,881     67,400
                                ------   ------     ------     ------

 Denmark      DMT                  257        -      2,465          -
 Germany      E-Plus               261        -     18,545          -
 Israel       Cellcom              304        -      2,085          -
 India        Skycell                5        -      1,348          -
 New Zealand  BSNZ                  67      103      2,405      3,700
                                ------   ------     ------     ------
 Subtotal other                    894      103     26,848      3,700
                                ------   ------     ------     ------
 Total International             2,098    1,984     90,729     71,100
                                ======   ======     ======     ======





   PRELIMINARY
   April 20, 1998

   BellSouth Corporation
   Schedule of International Customers and POPS by Country (000's)

                                         First Quarter 1997
                             ------------------------------------------
                                   Customers               POPS
                             --------------------  --------------------
                               Equity              Equity
  Country        Company      Weighted  Control   Weighted    Control
 --------       ---------    --------- --------   --------    --------
 Argentina    CRM                 183       306      7,863     13,100
 Chile        BellSouth           111       111      7,200      7,200
              Chile
 Ecuador      BellSouth             -         -      7,137     11,700
              Ecuador
 Nicaragua    BellSouth             -         -      2,403      2,700
              Nicaragua
 Panama       BSC Panama            3         -      1,079          -
 Peru         Tele 2000             -         -      4,109      7,000
 Uruguay      Abiatar              12        33        595      1,700
 Venezuela    Telcel              225       422     11,664     21,900
 Brazil       Region 1-BCP          -         -          -          -
              Region 10-BSE         -         -          -          -
                               ------    ------     ------     ------
 Subtotal Latin America           534       872     42,050     65,300
                               ------    ------     ------     ------

 Denmark      DMT                 249         -      2,418          -
 Germany      E-Plus              121         -     18,388          -
 Israel       Cellcom             194         -      1,998          -
 India        Skycell               4         -      1,348          -
 New Zealand  BSNZ                 43        67      2,340      3,600
                               ------    ------     ------     ------
 Subtotal other                   611        67     26,492      3,600
                               ------    ------     ------     ------
 Total International            1,145       939     68,542     68,900
                               ======    ======     ======     ======



    PRELIMINARY
    April 20, 1998


     NOTES
     (1) The presentation of selected income statement and balance sheet information is based on BellSouth's ownership percentage for all domestic and international cellular subsidiaries and affiliates, whether or not consolidated for financial statement presentation purposes. Gains/losses from the sale of properties and other unusual items are not included in net income. Financial information for Domestic Cellular Operations does not include PCS.
     (2) Includes 100% of population/customers served in markets where BellSouth has operating control and/or BellSouth ownership exceeds 50%; excludes population/customers served for markets where BellSouth does not have operating control and ownership is less than 50%.
        First quarter 1997 information has been revised to reflect the most current information.
     (3) Includes population/customers served based on BellSouth's ownership percentage in all markets served. First quarter 1997 information has been revised to reflect the most current information.
     (4)  Included in revenues is equipment revenue net of cost.
     (5) Includes local service revenue, which consists of charges for cellular air-time service, long distance, and access billed by a carrier for services in its market. Excluded are roaming charges, toll charges, taxes on service revenues, equipment sales, installation and repair revenues.
     (6) Operating cash flow represents operating income before depreciation and amortization.
     (7) The income statement and balance sheet information are for the periods ended February 28, 1998 and 1997. The domestic customer numbers presented above are as of March 31, 1998 and 1997 and international customer numbers are as of February 28, 1998 and 1997.
     (8) As information, domestic cellular customers served on a control basis for the periods ended February 28, 1998 and 1997 were 4,944,000 and 4,574,000 respectively. On an equity basis, domestic cellular customers served for the same periods were 4,156,000 and 3,705,000 respectively.
     (9) BellSouth sold its investment in Optus during the third quarter of 1997. Previously reported data for 1997 has been restated to exclude Optus.
     (10) For first quarter 1998, no financial or customer information related to the newly acquired licenses in Brazil is included, and the penetration rate calculation excludes the Brazil population amounts. Financial and customer information for licenses acquired in Peru, Nicaragua, and Ecuador in early 1997 are excluded for first quarter 1997, as well as population for calculation of the international penetration rates.
     (11) Coverage areas for certain BellSouth Domestic Cellular and PCS licenses overlap each other. If these categories were combined for reporting purposes, First quarter 1998 total population served would be reduced by 428,000 (control basis) and 830,000 (equity basis) for the overlap.